Exhibit 10.21

AMENDMENT NO. 1
TO
RIGHTS AGREEMENT

        AMENDMENT NO. 1 (this "Amendment"), dated as of December 19, 2003, to the Rights Agreement (the "Rights Agreement"), dated as of September 12, 2002 by and between Duane Reade Inc., a Delaware corporation (the "Company"), and EquiServe Trust Company, N.A., a National Banking Association, as Rights Agent (the "Rights Agent").

W I T N E S S E T H

        WHEREAS, pursuant to Section 27 of the Rights Agreement, the Company and the Rights Agent desire to amend the Rights Agreement as set forth herein to correct a typographical error;

        NOW, THEREFORE, the Rights Agreement is amended as follows:

        1.     Clause (i) of Section 7.1 hereby is amended and restated in its entirety as follows to correct a typographical error:

        "(i) the close of business on September 30, 2012 (the "FINAL EXPIRATION DATE"),"

        2.     This Amendment shall be deemed effective as of the date first set forth above. Except as amended hereby, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

        3.     This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state. This Amendment may be executed in any number of counterparts, each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute one and the same instrument.

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

DUANE READE INC.
By:	/s/ Michelle Bergman
Name: Michelle Bergman
Title: Vice President and General Counsel
EQUISERVE TRUST COMPANY, N.A.
By:	/s/ Carol Mulvey-Eori
Name: Carol Mulvey-Eori
Title: Managing Director